UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 11, 2010

(Exact name of registrant as specified in its charter)

Connecticut	1-15052	06-1541045
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

157 Church Street, New Haven, Connecticut		06506
(Address of principal executive offices)		(Zip Code)

Registrant's Telephone Number,
Including Area Code		(203) 499-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Results of Shareowner Voting

The Annual Meeting of the Shareowners of UIL Holdings was held on May 11, 2010.  The following matters were submitted to vote:  (1) electing a Board of Directors for the ensuing year and (2) ratifying the selection of PricewaterhouseCoopers LLP as the firm of independent public accountants to audit the books and affairs of UIL Holdings for the fiscal year 2010.

All of the nominees for election as Directors listed in UIL Holdings’ proxy statement for the meeting were elected, by the following votes:

	Number of Shares
	Votes	Votes
Nominee	“For”	“Withheld”
Thelma R. Albright	19,665,699	619,551
Marc C. Breslawsky	16,181,743	4,103,507
Arnold L. Chase	18,854,526	1,430,724
Betsy Henley-Cohn	19,648,831	636,419
John L. Lahey	16,214,512	4,070,738
Daniel J. Miglio	16,203,044	4,082,206
William F. Murdy	19,705,406	579,844
Donald R. Shassian	19,823,814	461,436
James A. Thomas	16,207,507	4,077,743
James P. Torgerson	19,731,560	553,690

The selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the books and affairs of UIL Holdings for the fiscal year 2010 was ratified by the following vote:

Number of Shares
Votes	Votes	Votes
“For”	“Against”	“Abstained”
25,257,129	239,008	76,202

Item 8.01 Other Events.

The UIL Board of Directors has elected John L. Lahey as the Non-Executive Chair of the Board of Directors, effective May 11, 2010.  Mr. Lahey will succeed F. Patrick McFadden, who retired on May 11, 2010 as Non-Executive Chair.

On May 11, 2010, UIL Holdings Corporation issued a press release announcing that its Board of Directors declared a quarterly dividend of $0.432 per share on its common stock.  This dividend is payable July 1, 2010 to shareowners of record at the close of business on June 17, 2010.

A copy of the Registrant's press release discussing the dividend, among other items, is attached hereto as Exhibit 99.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits – The following exhibit is filed as part of this report:

99	Press release, dated May 11, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UIL HOLDINGS CORPORATION
Registrant

Date: 5/12/10	By /s/ Richard J. Nicholas
Richard J. Nicholas
Executive Vice President
and Chief Financial Officer

Exhibit Index

Exhibit	Description

99	Press Release dated May 11, 2010